                                                                  Exhibit 99.1


ABBOTT ENTERS INTO CONSENT DECREE WITH THE U.S. FOOD AND DRUG ADMINISTRATION

Abbott announced today that it has reached agreement with the U.S. Food and Drug Administration to have a consent decree entered which will settle issues involving Abbott's diagnostic manufacturing operations in Lake County, Illinois. The decree is subject to court approval.

The decree requires the company to ensure its diagnostic manufacturing processes in Lake County, Illinois, conform with the FDA's current Quality System Regulation. The consent decree does not represent an admission by Abbott of any violation of the Federal Food, Drug and Cosmetic Act or its regulations. The products on the market continue to provide accurate results. Abbott will not need to recall any diagnostic products as a result of this decree.

The decree allows for the continued manufacture and distribution of medically necessary diagnostic products made in Lake County, Illinois, such as assays for hepatitis, retrovirus, cardiovascular disease, cancer, thyroid disorders, fertility, drug monitoring, and congenital and respiratory conditions. However, Abbott is prohibited from manufacturing or distributing certain diagnostic products until Abbott ensures the processes in its Lake County, Illinois, diagnostics manufacturing operations conform with the current Quality System Regulation.

"This decree allows us to resolve these issues comprehensively and systematically without disruption to patient care worldwide," said Miles White, chairman and chief executive officer. "We will work closely and cooperatively with the FDA to ensure our Lake County, Illinois, diagnostic manufacturing operations are in full and complete conformance as rapidly as possible."

Under the terms of the consent decree, among other actions, Abbott has agreed to submit to the FDA a proposed master compliance and validation plan to ensure its processes conform with the current Quality System Regulation. The decree requires Abbott to ensure its facilities are in conformance with the current Quality System Regulation within one year.

The consent decree will result in a one-time pretax charge of $168 million, which includes charges associated with actions required by the FDA and a $100 million payment to the U.S. Government. This one-time charge will cause an adjustment to previously announced third quarter results, as reflected in the attached table. Fourth quarter earnings in 1999 may be negatively impacted by as much as two cents per share and full-year 2000 earnings per share may be negatively impacted up to 10 cents per share.

The consent decree does not affect Abbott's MediSense, i-STAT, hematology or Murex products; the clinical chemistry products Abbott SPECTRUM, AEROSET and ALCYON; or any other Abbott divisions or products. The consent decree allows Abbott to export diagnostic products and components for sale and distribution outside the United States if they meet the export requirements of the Federal Food, Drug and Cosmetic Act.

Abbott Laboratories is a global, diversified health care company devoted to the discovery, development, manufacture and marketing of pharmaceutical, diagnostic, nutritional and hospital products. The company employs 56,000 people and markets its products in more than 130 countries. In 1998, the company's sales and net earnings were $12.5 billion and $2.3 billion, respectively, with diluted earnings per share of $1.51. Abbott's news releases and other information are available on the company's Web site at http://www.abbott.com.

ANY STATEMENTS MADE IN THIS RELEASE THAT DEAL WITH INFORMATION THAT IS NOT HISTORICAL, SUCH AS STATEMENTS CONCERNING ABBOTT'S ANTICIPATED FINANCIAL RESULTS, ARE FORWARD-LOOKING STATEMENTS. AS SUCH, THEY ARE SUBJECT TO THE OCCURRENCE OF MANY EVENTS OUTSIDE ABBOTT'S CONTROL AND TO VARIOUS RISK FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE RISK FACTORS ARE DESCRIBED IN ABBOTT'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING FORM 10-K AND INCLUDE, WITHOUT LIMITATION, THE RISK FACTORS ASSOCIATED WITH COMPLYING WITH THE CONSENT DECREE AND RETURNING PRODUCTS TO MARKET SUCCESSFULLY.

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                              Abbott Laboratories and Subsidiaries
                               Consolidated Statement of Earnings
                             Third Quarter Ended September 30, 1999

                                        Third Quarter
                         As Previously                        As
                           Reported         Charge         Adjusted
Net Sales               $3,120,662,000                 $3,120,662,000

Cost of products sold    1,416,543,000  $ 168,100,000   1,584,643,000
Research & development     276,240,000                    276,240,000
Selling, general
  & administrative         683,631,000                    683,631,000
Total Operating Cost
  & Expenses             2,376,414,000    168,100,000   2,544,514,000

Operating Earnings         744,248,000   (168,100,000)    576,148,000
Net interest expense        19,545,000                     19,545,000
Net foreign exchange
  (gain) loss                3,441,000                      3,441,000
(Income) from
  TAP Holdings Inc.
  joint venture           (109,925,000)                  (109,925,000)
Other (income)/
  expense, net              15,689,000                     15,689,000

Earnings Before Taxes      815,498,000   (168,100,000)    647,398,000
Taxes on earnings          228,339,000    (47,068,000)    181,271,000

Net Earnings            $  587,159,000  $(121,032,000) $  466,127,000

Basic Earnings
  Per Common Share      $         0.39  $       (0.08) $          .31

Diluted Earnings
  Per Common Share      $         0.38  $       (0.08) $          .30

Average Number of
  Common Shares
  Outstanding Used
  for Basic Earnings
  Per Common Share       1,521,521,000                  1,521,521,000

Average Number of
  Common Shares
  Outstanding Plus
  Dilutive Common
  Stock Options          1,539,633,000                  1,539,633,000

Tax Rate                          28.0%                          28.0%


                            Abbott Laboratories and Subsidiaries
                             Consolidated Statement of Earnings
                            Nine Months Ended September 30, 1999

                                Nine Months Ended September 30
                         As Previously                        As
                           Reported         Charge         Adjusted

Net Sales               $9,662,859,000                 $9,662,859,000

Cost of products sold    4,276,316,000  $ 168,100,000   4,444,416,000
Research & development     858,361,000                    858,361,000
Selling, general
  & administrative       2,051,631,000                  2,051,631,000
Total Operating Cost
  & Expenses             7,186,308,000    168,100,000   7,354,408,000

Operating Earnings       2,476,551,000   (168,100,000)  2,308,451,000
Net interest expense        67,812,000                     67,812,000
Net foreign exchange
  (gain) loss               21,922,000                     21,922,000
(Income) from
  TAP Holdings Inc.
  joint venture           (277,830,000)                  (277,830,000)
Other (income)/
  expense, net              30,775,000                     30,775,000

Earnings Before Taxes    2,633,872,000   (168,100,000)  2,465,772,000
Taxes on earnings          737,484,000    (47,068,000)    690,416,000

Net Earnings            $1,896,388,000  $(121,032,000) $1,775,356,000

Basic Earnings
  Per Common Share      $         1.25  $       (0.08) $         1.17

Diluted Earnings
  Per Common Share      $         1.23  $       (0.08) $         1.15

Average Number of
  Common Shares
  Outstanding Used
  for Basic Earnings
  Per Common Share       1,519,765,000                  1,519,765,000

Average Number of
  Common Shares
  Outstanding Plus
  Dilutive Common
  Stock Options          1,541,008,000                  1,541,008,000

Tax Rate                          28.0%                          28.0%
